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EXHIBIT 23.3--CONSENT OF BEENE, GARTER & CO., INDEPENDENT AUDITORS


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of First Financial Bancorp. We also consent to the reference of our report, dated January 14, 1994, contained in the Report of Independent Auditors, dated January 5, 1996 and prepared by Crowe, Chizek and Company LLP, on the consolidated financial statements of Hastings Financial Corporation for the years ended December 31, 1995 and 1994 and included in this Registration Statement.




                                                           BEENE, GARTER & CO.

Grand Rapids, Michigan
September 30, 1996